Exhibit 99.1        Press Release dated March 25, 2013

FOR RELEASE:	NEW HARTFORD, NY, March 25, 2013
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES RESIGNATION OF PAUL DOMORSKI AS
 CHIEF EXECUTIVE OFFICER AND PRESIDENT

Ronald Casciano Named Successor CEO & President; Robert Jerabeck Named EVP & COO

New Hartford, NY- March 25, 2013 – The Board of Directors of PAR Technology Corporation (NYSE: PAR) ("PAR" or "the Company") today announced the resignation of Paul B. Domorski as Chief Executive Officer and President.  Mr. Domorski has also resigned from the Company's Board of Directors, for which he served as Chairman.

The Board of Directors also announced two executive appointments, effective March 25, 2013.  Ronald J. Casciano, currently PAR's Chief Financial Officer, will become the Company's Chief Executive Officer and President, as well as a member of the Board of Directors.  Mr. Casciano has been Chief Financial Officer of PAR since 1995, having joined the Company in 1983.  Robert P. Jerabeck will become Executive Vice President and Chief Operating Officer.  Mr. Jerabeck joins PAR from Honeywell International Inc., for which he served in a number of roles within the Honeywell Scanning and Mobility business unit, including leading the global quality assurance team and serving as Chief Technology Officer.

Mr. Sangwoo Ahn, currently the lead independent member of the Board of Directors, has been named Chairman of the Board of Directors.
 "On behalf of the Board of Directors, I thank Paul for his contributions," said Mr. Ahn. "Since joining PAR, he completed a well-executed divestiture, and, despite a challenging economic environment, positioned the Company to capitalize on its well-established positions in the hospitality and government contracting markets.  My fellow directors join me in wishing Paul the best in the next phase of his career."
Mr. Ahn continued, "The Board of Directors believes Ron Casciano is the best person to lead PAR, given his nearly three decades' perspective on the Company's evolution.  Ron has driven our efforts to streamline and focus our operations and is well-qualified to direct our further pursuit of sustained, profitable growth.  Ron's strengths will be complemented by those of Bob Jerabeck, who has deep operational expertise, with a long career of leadership in product management, manufacturing, and quality systems.  The Board welcomes Bob to PAR, and anticipates he will have a significant impact on the Company's efficiency and effectiveness."

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

About PAR Technology Corporation
PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR has two operating segments:

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PAR's Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. ParTech, Inc. offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR Springer-Miller Systems, Inc. offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR Springer-Miller Systems also provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.

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PAR's Government segment is comprised of PAR Government Systems Corporation, which provides system solutions to Federal/State Government agencies, and Rome Research Corporation, which is a leading provider of communications and information technology support services to the United States Department of Defense.

Contact:
PAR Technology Corporation
Christopher R. Byrnes, 315-738-0600 ext. 6226
cbyrnes@partech.com
www.partech.com
SOURCE: PAR Technology Corporation

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